EXHIBIT 10.1


           CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of January 31, 1997 (this "AGREEMENT"), by and among The National Registry Inc., a Delaware corporation (the "COMPANY"), Clearwater Fund IV, LLC, a Delaware limited liability company ("CLEARWATER"), and JNC Opportunity Fund Ltd., a corporation organized and existing under the laws of the Cayman Islands ("JNC"). Clearwater and JNC are each a "PURCHASER" and are collectively, the "PURCHASERS."

           WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desire to acquire shares of the Company's Series C Convertible Preferred Stock, $.01 par value per share (the "PREFERRED STOCK").

           IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE XII

                               CERTAIN DEFINITIONS

           Section 1.1. CERTAIN DEFINITIONS. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

           "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

           "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

           "CERTIFICATE OF DESIGNATION" shall have the meaning set forth in
Section 2.1(a).

           "CLEARWATER WARRANT" shall have the meaning set forth in Section
4.15.

           "CLOSING" shall have the meaning set forth in Section 2.1(b).

           "CLOSING DATE" shall have the meaning set forth in Section 2.1(b).

           "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.


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           "COMMISSION" means the Securities and Exchange Commission.

           "COMMON STOCK" means the Company's common stock, $.01 par value per share.

           "DISCLOSURE MATERIALS" means, collectively, the SEC Documents, the disclosure package delivered to the Purchasers in connection with the offering by the Company of the Shares and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

           "ESCROW AGENT" means Robinson Silverman Pearce Aronsohn & Berman LLP.

           "ESCROW AGREEMENT" means the escrow agreement, dated as of the date hereof, by and among the Company, the Purchasers and the Escrow Agent, substantially in the form of EXHIBIT E, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "JNC WARRANT" shall have the meaning set forth in Section 4.15.

           "LEGAL OPINION" means the legal opinion letter of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Company, substantially in the form of EXHIBIT C, dated the Closing Date, addressed to the Purchasers and delivered in accordance with Section 2.1(c).

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, right of first refusal, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

           "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Section 3.1(a).

           "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any Shares, regardless of the number of transfers of any particular Share and regardless of the number of certificates which may be issued to evidence any particular Share.

           "PER SHARE MARKET VALUE" shall have the meaning set forth in the Certificate of Designation.

           "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

           "PREFERRED STOCK" shall have the meaning set forth in the recitals hereto.

           "PURCHASE PRICE" shall have the meaning set forth in Section 2.1(a).


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


           "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of the date hereof, by and among the Company and the Purchasers, substantially in the form of EXHIBIT B, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

           "REQUIRED APPROVALS" shall have the meaning set forth in Section 3.1(f).

           "SEC DOCUMENTS" shall have the meaning set forth in Section 3.1(l).

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SHARES" means the shares of Preferred Stock to be purchased by the Purchasers pursuant to this Agreement.

           "STATED VALUE" shall have the meaning set forth in Section 2.1(a).

           "SUBSEQUENT FINANCING NOTICE" shall have the meaning set forth in
Section 4.7.

           "SUBSEQUENT SALE" shall have the meaning set forth in Section 4.7.

           "SUBSIDIARIES" shall have the meaning set forth in Section 3.1(a).

           "TRADING DAY" shall have the meaning set forth in the Certificate of Designation.

           "TRANSACTION DOCUMENTS" shall have the meaning set forth in Section 3.1(b).

           "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Shares in accordance with the terms hereof and the Certificate of Designation.

           "UNDERLYING SHARES REGISTRATION STATEMENT" shall have the meaning set forth in Section 3.1(f).

           "WARRANTS" shall have the meaning set forth in Section 4.15.

           "WARRANT SHARES" shall have the meaning set forth in Section 3.1(d).


                                  ARTICLE XIII

                               PURCHASE OF SHARES

           Section 2.1.      PURCHASE OF SHARES; CLOSING.

           (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, on the Closing Date an aggregate of 350,000 Shares, which shall have the respective rights, preferences and privileges


                                                        Sequential Page 25 of 55
substantially as set forth in EXHIBIT A (the "CERTIFICATE OF DESIGNATION"), at a price per Share of $20 (the "STATED VALUE"). The aggregate "PURCHASE PRICE" for the Shares is $7,000,000.

           (b) The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of the Escrow Agent, 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof, or at such other time and/or place as the Purchasers and the Company may agree. The date of the Closing is referred to herein as the "CLOSING DATE".

           (c) At the Closing, the Escrow Agent, in accordance with and subject to the terms and conditions of the Escrow Agreement, shall, pursuant to instructions delivered with respect thereto by the Company and the Purchasers, deliver (i) to Clearwater, (A) one or more stock certificates representing the 250,000 Shares purchased by it hereunder, registered in the name of Clearwater,
(B) the Clearwater Warrant and (C) a Legal Opinion; (ii) to JNC, (A) one or more stock certificates representing the 100,000 Shares purchased by it hereunder registered in the name of JNC, (B) the JNC Warrant and (C) a Legal Opinion;
(iii) to the Company the Purchase Price, less the legal fees and disbursements contemplated in Section 5.1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing; and (iv) to the party entitled thereto, all documents, instruments and writings required to have been delivered at or prior to Closing by either the Company or the Purchasers pursuant to this Agreement.


                                   ARTICLE XIV

                         REPRESENTATIONS AND WARRANTIES

           Section 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser as follows:

           (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in or contemplated by the SEC Documents or in SCHEDULE 3.1(A) (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

           (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Regis-


                                                        Sequential Page 26 of 55
tration Rights Agreement, the Warrants, the Escrow Agreement and Certificate of Designation (collectively with this Agreement, the "TRANSACTION DOCUMENTS") and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other general principles of equity. Neither the Company nor any Subsidiary is in material violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

           (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 3.1(C). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in SCHEDULE 3.1(C), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as disclosed in or contemplated by the Disclosure Materials, no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) or has the right to acquire by agreement with the Company in excess of 5% of the Common Stock.

           (d) ISSUANCE OF SHARES, WARRANTS, UNDERLYING SHARES AND WARRANT SHARES. The Shares and Warrants have been duly authorized and, when paid for in accordance with the terms hereof, the Shares and the Warrants shall be validly issued, fully paid and nonassessable, free and clear of any Liens created by the Company. The Company has and at all times while the Shares and any Warrants are outstanding shall use its best efforts to maintain a reserve of shares of Common Stock to enable it to perform its conversion and other obligations under this Agreement, the Warrants and the Certificate of Designation, which reserve shall be no less than the sum of (i) one and three-fourths times the number of shares of Common Stock issuable hereunder and pursuant to the terms of the Certificate of Designation, assuming a conversion of all of the Shares occurred on the Original Issue Date, and (ii) the number of shares of Common Stock issuable upon the exercise in full of the Warrants (the "WARRANT SHARES"). When issued in accordance with the terms hereof, the Certificate of Designation and the Warrants, the Underlying Shares and Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens created by the Company.

           (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions


                                                        Sequential Page 27 of 55
contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof) or (ii) subject to obtaining the consents specified in SECTION 3.1(F), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or govern mental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), such conflicts, defaults, terminations, amendments, accelera tions, cancellations and violations as would not reasonably be expected, individually or in the aggregate, to (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely and materially impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents. The business of the Company is not being conducted in material violation of any applicable law, ordinance or regulation of any governmental authority.

           (f) CONSENTS AND APPROVALS. Except as specifically set forth in
SCHEDULE 3.1(F), the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filing of the Certificate of Designation with respect to the Shares with the Secretary of State of Delaware, which filing shall be effected prior to the Closing, (ii) the filing of the registration statement covering the Underlying Shares and Warrant Shares (the "UNDERLYING SHARES REGISTRATION STATEMENT") with the Commission and the making of the applicable blue-sky or similar filings under state securities laws, each as contemplated by the Registration Rights Agreement, and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not reasonably be expected, individually or in the aggregate, to (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely and materially impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (collectively with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(F), the "REQUIRED APPROVALS").

           (g) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of the Transaction Documents, Shares, Warrants, Underlying Shares or Warrant Shares, (ii) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) would reasonably be expected, individually or in the aggregate, to adversely and materially impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents.


                                                        Sequential Page 28 of 55

           (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as would not reasonably be expected, individually or in the aggregate, to (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely and materially impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents.

           (i) CERTAIN FEES. Except for fees payable by the Company to Wharton Capital Partners, Ltd. and Corporate Communications Network, Inc., no fees or commissions will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby. The Purchasers shall have no obligation with respect to such fees or with respect to any claims made by other Persons for fees due in connection with this transaction.

           (j) DISCLOSURE MATERIALS. The Disclosure Materials (other than the SEC Documents) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (k) PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would reasonably be expected to require the integration of such offering with the offering of the Shares, the Warrants, the Underlying Shares or the Warrant Shares under the Securities Act) which would reasonably be expected to subject the offering, issuance or sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares to the registration requirements of Section 5 of the Securities Act.

           (l) SEC DOCUMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements, as applicable, of the Securities Act and the Exchange Act and the published rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements and balance sheets of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto. Such financial statements and balance sheets have been prepared in accordance with generally


                                                        Sequential Page 29 of 55
accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements and balance sheets included in the last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that would reasonably be expected to have had a Material Adverse Effect which is not disclosed in or contemplated by the Disclosure Materials.

           (m) SENIORITY. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise other than the Series A Convertible Preferred Stock, $.01 par value per share (the "SERIES A PREFERRED"). The Series A Preferred and shares of Common Stock beneficially owned by RMS Limited Partnership and J. Anthony Forstmann are subject to the volume restrictions on resale set forth in Rule 144(e) promulgated under the Securities Act.

           (n) FORM S-3 ELIGIBILITY. The Company meets, and at the Closing Date will meet, the registrant eligibility requirements set forth in General Instruction I. A. to Form S-3 promulgated under the Securities Act.

           (o) INVESTMENT COMPANY. The Company is not and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (p) EXCLUSIVITY. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchasers.

           (q) NASDAQ. The Company has not received any notice (oral or written) from the Nasdaq indicating a failure by the Company to be in compliance with Nasdaq SmallCap Market maintenance requirements or otherwise threatening a delisting of the Common Stock therefrom. The Company knows of no basis for such action other than as disclosed in or contemplated by the Disclosure Material or in connection with the new proposed Nasdaq rules.

           (r) USE OF PROCEEDS. The proceeds from the placement of the Shares and Warrants are to be used by the Company for working capital purposes only, and not to repay, redeem or otherwise retire any equity or debt securities of the Company or any other indebtedness not incurred in the ordinary course.

           The Purchasers acknowledge and agree that the Company makes no representation or warranty with respect to the transactions contemplated hereby or otherwise other than those specifically set forth in this Section 3.1.

           Section 3.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:


                                                        Sequential Page 30 of 55

           (a) ORGANIZATION; AUTHORITY. Such Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Such Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and Escrow Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Shares and the applicable Warrant by such Purchaser hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed and delivered by such Purchaser or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

           (b) INVESTMENT INTENT. Such Purchaser is acquiring the Shares, the Warrants to be issued to it hereunder and the Underlying Shares and the Warrant Shares issuable in connection therewith for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of the Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Warrants, Underlying Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable State securities or blue sky laws or under an exemption from such registration.

           (c) PURCHASER STATUS. At the time such Purchaser was offered the Shares and the Warrants to be purchased by it hereunder, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

           (d) EXPERIENCE OF PURCHASER; RELIANCE. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrants to be issued to it hereunder, and has so evaluated the merits and risks of such investment. Such Purchaser has relied on the advise of, or has consulted with, its own tax, investment, legal or other advisors and has not relied upon the Company or any of its Affiliates, officers, directors, attorneys, accountants or any representatives, agents or employees of any of the foregoing for advice or other information, whether written or oral, other than reliance on the Disclosure Material.

           (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Shares and the Warrant to be issued to it hereunder and, at the present time, is able to afford a complete loss of such investment.

           (f) PROHIBITED TRANSACTIONS. Such Purchaser is not acquiring, directly or indirectly, the Shares and the Warrant to be issued to it hereunder with the assets of any "employee benefit plan",


                                                        Sequential Page 31 of 55
within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

           (g) ACCESS TO INFORMATION. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it or its representatives has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrants and the merits and risks of investing in the Shares and the Warrants;
(ii) access to information about the Company and the Company's financial condition, results of operations, business, properties and management sufficient to enable it to evaluate its investment in the Shares and the Warrants; and
(iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares and the Warrants and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

           (h) RELIANCE ON REPRESENTATIONS OF PURCHASERS. Such Purchaser understands and acknowledges with respect to the Shares and Warrants to be acquired by it hereunder that (i) such Shares and Warrants are being offered and sold, and the Underlying Shares and the Warrant Shares are being offered, to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and warranties and such Purchaser hereby consents to such reliance.

           (i) CERTAIN FEES. No fees or commissions will be payable or has been committed to be paid by or on behalf of the Purchasers (or any of them) to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby. Neither the Company nor any Affiliate thereof shall have any obligation with respect to such fees or with respect to any claims made by other Persons for fees due in connection with this transaction due to, arising from or in connection with the Purchasers.

           (j) NO GENERAL SOLICITATION. The Shares, the Warrants, the Underlying Shares and the Warrant Shares were not offered and are not being offered to the Purchaser through, and the Purchase is now aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

           The Company acknowledges and agrees that the Purchasers make no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.


                                                        Sequential Page 32 of 55

                                   ARTICLE XV

                         OTHER AGREEMENTS OF THE PARTIES

           Section 4.1. TRANSFER RESTRICTIONS. If any Purchaser should decide to dispose of any of the Shares or any portion of the Warrant to be purchased by it hereunder (and upon conversion or exercise thereof, any Underlying Shares or Warrant Shares), such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act and any applicable state securities or blue sky laws, to the Company or pursuant to an available exemption from the registration requirements thereof. In connection with any transfer of any Shares, Warrants, Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor of such securities provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satis factory to the Company, to the effect that such transfer does not require registration of such Shares, Warrants, Underlying Shares or Warrant Shares, as the case may be, under the Securities Act or any state securities or blue sky laws.

           The Purchasers agree to the imprinting, so long as required under this Section 4.1, of the following legend on certificates representing the Shares, Warrants, Underlying Shares and Warrant Shares:

           [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE HAVE BEEN]] [THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS THEREOF AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

           The legend set forth above shall be removed upon the conversion of Shares or exercise of Warrants at any time while the Underlying Shares Registration Statement is effective under the Securities Act and any applicable state securities or blue sky laws or at such earlier time as, in the opinion of counsel to the Company experienced in the area of United States securities laws, such legend is no longer required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or any applicable state securities or blue sky laws. The certificates representing the Shares, the Warrants, the Underlying Shares and Warrant Shares shall also bear any other legends required by applicable state securities or blue sky laws, which legends shall be removed in accordance with the immediately prior sentence. The Company agrees that it will provide the Purchasers, upon request, with a certificate


                                                        Sequential Page 33 of 55
or certificates representing Underlying Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. The Purchasers agree that, in connection with any transfer of Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act.

           Section 4.2. STOP TRANSFER INSTRUCTION. The Company shall not be entitled to make any notation on its records or give instructions to any transfer agent of the Company to implement restrictions on transfer on the Underlying Shares or Warrant Shares except in accordance with the limitation of transfer contemplated by Section 4.1 above.

           Section 4.3. FURNISHING OF INFORMATION. For so long as either Purchaser owns Shares, Warrants, Underlying Shares or Warrant Shares, the Company covenants to use its reasonable best efforts to timely file (or obtain valid extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish or make available to the Purchasers with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

           Section 4.4. SECURITIES OR BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such United States jurisdictions as the Purchasers may reasonably request and continue such qualification at all times a registration statement is required to be maintained effective in accordance with the Registration Rights Agreement; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction or subject the Company to any material tax in any such jurisdiction.

           Section 4.5. INTEGRATION. The Company shall not and shall use its reasonable best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants, the Underlying Shares or Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants, Underlying Shares or Warrant Shares to the Purchasers.

           Section 4.6. SOLICITATION MATERIALS. Neither the Company nor the Purchasers shall (i) distribute any offering materials in connection with the offering and sale of the Shares, the Warrants, Underlying Shares or Warrant Shares other than the Disclosure Materials and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to


                                                        Sequential Page 34 of 55
buy or sell the Shares, the Warrants, Underlying Shares or Warrant Shares by means of any form of general solicitation or advertising.

           Section 4.7. RIGHT OF FIRST REFUSAL; SUBSEQUENT REGULATIONS; CERTAIN CORPORATE ACTIONS. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchasers (not to be unreasonably withheld), offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity or equity-equivalent securities at a price which is, or the face thereof, or implied therein, less than the market price or fair market value for such securities (a "SUBSEQUENT SALE") for a period of 180 days after Closing Date, except (i) the granting of options to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company,
(ii) shares issued upon exercise of any currently outstanding options, warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in SCHEDULE 3.1(C), (iii) shares of Common Stock issued upon conversion of Shares in accordance herewith and the Certificate of Designation and (iv) the sale of approximately 300,000 shares of Common Stock as disclosed in SCHEDULE 3.1(C), unless (A) the Company delivers to the Purchasers a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Sale, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Sale, the Person to whom such Subsequent Sale shall be made, the term sheet or similar document relating thereto and the amount of proceeds intended to be raised thereunder and (B) either Purchaser shall not have notified the Company by 5:00 p.m. (Eastern Time) on the third Business Day after its receipt of the Subsequent Financing Notice of its agreement to provide (or to cause its sole designee to provide) financing to the Company, subject to the Purchasers' reasonable due diligence to be completed as soon as practicably possible thereafter and in no event later than ten (10) days after such notice, on the terms set forth in the Subsequent Financing Notice. If neither Purchaser notifies the Company of its agreement to provide such financing within such time period, the Company may effect the Subsequent Sale upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; PROVIDED, that the Company shall provide each Purchaser with a second Subsequent Financing Notice, and each Purchaser shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Sale subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Business Days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

           (b) Except Underlying Shares, Warrant Shares and other Registrable Securities (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, securities included in the Company's Form S-3 Registration Statement (Registration No. 333-1510), approximately 300,000 additional shares of Common Stock, any shares of Common Stock issuable pursuant to an existing stock option plan, agreement or arrangement and Common Stock issuable upon the conversion of the Series A Preferred or securities sold by the Company to redeem the Series A Preferred, the Company shall not, without the prior written consent of the Purchaser (not to be unreasonably withheld) register for resale any


                                                        Sequential Page 35 of 55
securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Shares Registration Statement is declared effective by the Commission. Any days that the Purchasers are unable to sell Underlying Shares and Warrant Shares under the Underlying Shares Registration Statement shall be added to such 90 Trading Day period, PROVIDED, HOWEVER holders of securities issued to redeem the Series A Preferred shall not have the right to sell such securities pursuant to an effective registration statement until 150 days after the date that the Underlying Shares Registration Statement is declared effective by the Commission.

           (c) As long as there are Preferred Shares and Warrants outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchasers (not to be unreasonably withheld), (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely and materially affect any rights of the Purchasers; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock, other than in connection with the Series A Preferred or the Common Stock issuable upon the conversion thereof; or (iii) enter into any agreement with respect to any of the foregoing.

           Section 4.8. PURCHASER OWNERSHIP OF COMMON STOCK. Neither Purchaser may use its ability to convert Shares hereunder or under the terms of the Certificate of Designation or exercise Warrants to the extent that such conversion or exercise would result in that Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) more than 4.9% of the outstanding shares of the Common Stock; PROVIDED, HOWEVER, that if ten days have elapsed since a Purchaser has properly and reasonably declared an event of default under any Transaction Document and such event of default shall not have been cured by the Company prior to such ten day period, the provisions of this Section 4.8 shall be null and void AB INITIO.

           Section 4.9. LISTING OF UNDERLYING SHARES. The Company shall, not later than the tenth Business Day following the Closing Date, prepare and file with the Nasdaq SmallCap Market (and each other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application covering 5,157,895 Underlying Shares and 400,000 Warrant Shares, and shall provide to the Purchasers reasonable evidence of such listing and shall use its reasonable best efforts to maintain the listing of its Common Stock on the Nasdaq SmallCap Market or such exchange. If the shares included in such listing applications are not adequate to list all shares issuable upon exercise of the Warrants and conversion of the Shares, the Company shall promptly file additional listing applications covering such number of shares as the parties may agree, but no less than 15% more than the number so issuable in connection therewith at that time.

           Section 4.10. PURCHASER'S RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED. In the event that at any time after the date Shares are convertible into Underlying Shares and within the three-year period after the Closing Date trading in the shares of the Common Stock is suspended on the principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than three Business Days at each Purchaser's option exercisable by five Business Days prior written notice to the Company, the Company shall repurchase all Shares (which are then convertible), Warrants (which are then exercisable), Underlying Shares and Warrant


                                                        Sequential Page 36 of 55

Shares then held by such Purchaser and any applicable transferee, at an aggregate purchase price equal to the sum of (I) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the repurchase price calculated under this Section 4.10, whichever is greater, multiplied by
(2) the Conversion Ratio (as defined in the Certificate of Designation) or the number of Warrant Shares, as applicable, which would be exercisable on the date of the repurchase notice with respect to Preferred Stock and Warrants then held by such Purchaser and any applicable transferee, (II) the number of Underlying Shares and Warrant Shares then held by each Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the repurchase price calculated under this Section 4.10, whichever is greater, and
(III) interest on the amounts set forth in I - II above accruing from the 5th day after such notice until the repurchase price under this Section 4.10 is paid in full at the rate 10% per annum, PROVIDED, HOWEVER, that if prior to the expiration of such five Business Day notice period set forth herein, such suspension is terminated or the Common Stock is listed for trading on the Nasdaq National Market System, the American Stock Exchange or the New York Stock Exchange, such exercise by such Purchaser for the Company to repurchase such Shares, Warrants, Underlying Shares and Warrant Shares shall be deemed null and void.

           Section 4.11. NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Shares, Warrants, Underlying Shares or Warrant Shares otherwise required under the Transaction Documents would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; PROVIDED, however, that, interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.10 during any such period.

           Section 4.12. REDEMPTION RESTRICTIONS. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Shares, Warrants Underlying Shares or Warrant Shares otherwise required under this Agreement would be prohibited in the absence of consent from any lender of the Company or of any Subsidiary, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with
Section 4.10 until such consent is obtained. Nothing contained in this Section shall be construed as a waiver by the Purchasers of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

           Section 4.13. NOTICE OF BREACHES. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which could reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein or therein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any


                                                        Sequential Page 37 of 55
representation, warranty or other agreement contained herein or in the Registration Rights Agreement. The Company and the Purchasers will use their respective reasonable best efforts to not take, or not agree to commit to take, any action that is intended to make any representation or warranty of the Company or the Purchasers, as the case may be, contained herein or in the Registration Rights Agreement inaccurate in any respect at the Closing Date.

           Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchasers of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by any of the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares and Warrants a copy of any written statement in support of or relating to such claim or notice.

           Section 4.14. CONVERSION PROCEDURES. The Company shall use its reasonable best efforts to provide the Purchasers, within ten Business Days of the date hereof, with the procedures with respect to the conversion of the Shares, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise its right of conversion smoothly and expeditiously.

           Section 4.15. THE WARRANTS. The Company shall issue (i) to Clearwater or as otherwise directed by Clearwater, a Common Stock purchase Warrant, substantially in the form of EXHIBIT D(1) (the "CLEARWATER WARRANT"), pursuant to which Clearwater shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof, to acquire 285,714 shares of Common Stock at an exercise price per share equal to $2.6125, (ii) to JNC a Common Stock purchase warrant, substantially in the form of EXHIBIT D(2) (the "JNC WARRANT"), pursuant to which JNC shall have the right at any time thereafter through the fifth anniversary of the date of issuance thereof, to acquire 114,286 shares of Common Stock at an exercise price per share equal to $2.6125. The Clearwater Warrant and the JNC Warrant are collectively known as the "WARRANTS."

           Section 4.16. PURCHASER'S RIGHTS IF COMMON STOCK IS DELISTED. In the event that at any time after the date Shares are convertible into Underlying Shares and within the three-year period after the Closing Date the shares of the Common Stock are delisted from the Nasdaq SmallCap Market, unless immediately therewith the Common Stock is listed for trading in the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, at each Purchaser's option exercisable by five Business Days prior written notice to the Company, the Company shall repurchase all Shares, Warrants, Underlying Shares and Warrant Shares then held by such Purchaser and any applicable transferee, at an aggregate purchase price equal to the sum of (I) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the repurchase price calculated under this Section 4.16, whichever is greater, multiplied by
(2) the Conversion Ratio or the number of Warrant Shares, as applicable, which would be exercisable on the date of the repurchase notice with respect to Preferred Stock and Warrants then held by such Purchaser and any


                                                        Sequential Page 38 of 55
applicable transferee, (II) the number of Underlying Shares and Warrant Shares then held by each Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or
(B) the date of payment in full by the Company of the repurchase price calculated under this Section 4.16, whichever is greater, and (III) interest on the amounts set forth in I - II above accruing from the 5th day after such notice until the repurchase price under this Section 4.16 is paid in full at the rate 10% per annum, PROVIDED, HOWEVER, that if prior to the expiration of such five Business Day notice period set forth herein, the Common Stock is listed for trading on the Nasdaq SmallCap Market, Nasdaq National Market System, the American Stock Exchange or the New York Stock Exchange, such exercise by such Purchaser for the Company to repurchase such Shares, Warrants, Underlying Shares and Warrant Shares shall be deemed null and void.

                                   ARTICLE XVI

                                  MISCELLANEOUS

           Section 5.1. FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement and except that the Company shall reimburse the Purchasers up to $10,000 for its legal fees and disbursements incurred in connection with the transactions contemplated hereby. The Company shall pay all stamp and other taxes and duties levied in connection with the original issuance of the Shares (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchasers shall be responsible for its own tax liability that may arise as a result of the investment hereunder, the transactions contemplated by this Agreement and any subsequent transfers of Shares.

           Section 5.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, and each of the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

           Section 5.3. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such notice or communications shall be:


                                                        Sequential Page 39 of 55

           If to the Company:        The National Registry Inc.
                                     2502 Rocky Point Drive
                                     Tampa, Florida 33607
                                     Facsimile No.: (813) 636-0422
                                     Attn: Chief Financial Officer

           With copies to:           Kaye, Scholer, Fierman, Hays
                                      & Handler, LLP
                                     1999 Avenue of the Stars
                                     Los Angeles, CA  90067
                                     Facsimile No.:  (310) 788-1200
                                     Attn: Barry L. Dastin, Esq.

           If to JNC:                JNC Opportunity Fund Ltd.
                                     Olympia Capital (Cayman) Ltd.
                                     c/o Olympia Capital (Bermuda) Ltd.
                                     Williams House
                                     20 Reid Street
                                     Hamilton HM11
                                     Bermuda
                                     Facsimile No.:  (441) 295-2305
                                     Attn: Philip Pedro

           with copies to:           Encore Capital Management, L.L.C.
                                     12007 Sunrise Valley Drive
                                     Suite 460
                                     Reston, VA  20191
                                     Facsimile No.: (703) 476-7711
                                     Attn: Jim Chau

                                                   - and -

                                     Robinson Silverman Pearce Aronsohn
                                      & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, NY  10104
                                     Facsimile No.:  (212) 541-4630
                                     Attn: Eric L. Cohen, Esq.

           If to Clearwater:         Clearwater Fund IV, LLC
                                     611 Druid Road E. #200
                                     Clearwater, Florida 34616
                                     Facsimile No.:  (813) 443-0143
                                     Attn: Hans Frederic Heye


                                                        Sequential Page 40 of 55
           with copies to:           Encore Capital Management, L.L.C.
                                     12007 Sunrise Valley Drive
                                     Suite 460
                                     Reston, VA  20191
                                     Facsimile No.: (703) 476-7711
                                     Attn: Jim Chau

                                                   - and -

                                     Robinson Silverman Pearce Aronsohn
                                      & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, NY  10104
                                     Facsimile No.:  (212) 541-4630
                                     Attn:  Eric L. Cohen, Esq.


or such other address as may be designated in writing hereafter, in the same manner, by such person.

           Section 5.4. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the applicable Purchaser or Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

           Section 5.5. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

           Section 5.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that the Purchasers may assign its rights hereunder and under the Registration Rights Agreement to an Affiliate thereof, provided, that such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 3.2 herein and agrees in writing to be bound by this Agreement and to make such representations and warranties. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

           Section 5.7. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.


                                                        Sequential Page 41 of 55

           Section 5.8. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

           Section 5.9. SURVIVAL. The representations and warranties of the Company and the Purchasers contained in ARTICLE III and the agreements and covenants of the parties contained in ARTICLE IV and this ARTICLE V shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Shares and exercise of Warrants hereunder.

           Section 5.10. COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

           Section 5.11. PUBLICITY. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law (including the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder by the Commission), in which such case the disclosing party shall use its best efforts to provide the other party with prior notice of such public statement.

           Section 5.12. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

           Section 5.13. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchasers hereunder. Each of the Company and the Purchasers agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


                                                        Sequential Page 42 of 55

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.



                                   Company:

                                   THE NATIONAL REGISTRY INC.


                                   By:/s/ JOHN GUSTAFSON
                                      --------------------
                                      Name: John Gustafson
                                      Title: President


                                   Purchasers:

                                   JNC OPPORTUNITY FUND LTD.




                                   By:/s/ PHILIP C. PEDRO
                                          ---------------------
                                          Name: Philip C. Pedro
                                          Title:


                                   CLEARWATER FUND IV, LLC


                                   By:/s/ HANS F. HEYE
                                          ----------------------
                                          Name: Hans F. Heye
                                          Title: Managing Member


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